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                                                                    EXHIBIT 32.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Prevention Insurance.com (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Scott Goldsmith, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      The foregoing certification is made solely for the purpose of 18 U.S.C.
Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


Dated: July 27, 2005                    Name:  /s/ Scott Goldsmith
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                                        Scott Goldsmith
                                        President and
                                        Chief Executive Officer